Exhibit 99.1

news
Release Date: August 28, 2007	Contact:	Peter J. Rogers, Jr. Senior Vice President, Investor Relations MICROS Systems, Inc. 443-285-8059 progers@micros.com

MICROS REPORTS FISCAL 2007 RESULTS:
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS;
RECORD FOURTH QUARTER AND FISCAL YEAR
REVENUE, NET INCOME AND EPS

Columbia, Maryland ... MICROS Systems, Inc. (Nasdaq: MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2007 fourth quarter and fiscal year ending June 30, 2007.

FINANCIAL HIGHLIGHTS

-Revenue for the quarter was $221.6 million, an increase of $29.8 million, or 15.5%, over the same period last year.

-Revenue for the fiscal year was $785.7 million, an increase of $106.8 million, or 15.7% over the same period last year.

-GAAP net income for the quarter was $27.4 million, an increase of $6.0 million, or 28.2% over the same period last year.

-GAAP net income for the fiscal year was $80.0 million, an increase of $16.5 million, or 25.9% over the same period last year.

-GAAP diluted earnings per share (EPS) for the quarter was $0.66 per share, an increase of $0.13 per share, or 24.5% over the same period last year.

-GAAP diluted EPS for the fiscal year was $1.94 per share, an increase of $0.38 per share, or 24.4% over the same period last year.

-Non-GAAP financial results, excluding the effect of Financial Accounting Standard (FAS) No. 123 (R), which requires us to record the share-based payment charge, are as follows:

•	Non-GAAP net income for the quarter was $31.2 million, an increase of $7.8 million, or 33.3% over the year ago period.

•	Non-GAAP net income for the fiscal year was $91.1 million, an increase of $20.5 million, or 29.0% over the year ago period.

•	Non-GAAP diluted EPS for the quarter was $0.75 per share, an increase of $0.17 per share, or 29.3% over year ago period.

•	Non-GAAP diluted EPS for the fiscal year was $2.21 per share, an increase of $0.47, or 27.0% over the year ago period.

-MICROS’s financial results were Company records for both a fiscal quarter and a fiscal year.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated, “We are extremely pleased with the results of the fourth quarter and fiscal year. We continue to deliver record performance, driven by the right business strategy, great products and a global infrastructure designed to serve the information technology needs of our customers worldwide.”

MICROS’s guidance for its fiscal 2008 first quarter ending September 30, 2007 is for revenue between $201.0 million and $204.0 million, and non-GAAP net income, excluding the currently projected share-based payment charge for the first quarter, between $21.0 million and $22.0 million, or non-GAAP earnings per share between $0.50 and $0.52. Guidance for GAAP net income is between $18.5 million and $19.0 million, or earnings per diluted share of $0.43 to $0.45.

Guidance for the fiscal 2008 year ending June 30, 2008 is for revenue between $910.0 million and $915.0 million and non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $109.0 million and $111.0 million, or non-GAAP earnings per diluted share between $2.59 and $2.62. Guidance for GAAP net income is between $97.0 million and $99.0 million, or earnings per diluted share of $2.29 to $2.34.

Commencing with the fiscal 2008 second quarter, MICROS will no longer provide quarterly guidance; MICROS will continue to provide fiscal year annual guidance. MICROS management is in agreement with a growing consensus that publishing quarterly guidance may create an undue focus on short term financial performance.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs where MICROS provides guidance for its first fiscal quarter ending September 30, 2007 and fiscal 2008 year ending June 30, 2008, and Mr. Giannopoulos’s quote.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of August 28, 2007.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

news
Release Date: August 28, 2007	Contact: Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	Fourth quarter ended June 30,		Twelve months ended June 30,
	2007	2006	2007	2006
Revenue:
Hardware	$65,694	$62,976	$233,838	$215,561
Software	38,280	35,048	132,820	120,093
Service	117,620	93,805	419,069	343,299
Total revenue	221,594	191,829	785,727	678,953

Cost of sales:
Hardware	41,104	40,690	149,085	144,061
Software	7,938	5,030	29,531	23,488
Service	53,579	45,742	195,600	165,721
Total cost of sales	102,621	91,462	374,216	333,270

Gross margin	118,973	100,367	411,511	345,683

Selling, general and administrative expenses	63,302	56,484	241,075	207,976
Research and development expenses	9,720	7,709	33,131	26,871
Depreciation and amortization	3,599	2,902	12,721	10,459
Stock option expense (*)	4,723	2,599	13,996	9,100
Total operating expenses	81,344	69,694	300,923	254,406

Income from operations	37,629	30,673	110,588	91,277

Non-operating income, net	3,709	1,781	11,066	4,388

Income before taxes, minority interests and equity in net earnings of affiliates	41,338	32,454	121,654	95,665

Income tax provision	13,861	10,912	40,754	31,455

Income before minority interests and equity in net earnings of affiliates	27,477	21,542	80,900	64,210

Minority interests and equity in net earnings of affiliates	(67)	(165)	(912)	(682)

Net income (GAAP)	$27,410	$21,377	$79,988	$63,528
Net income per common share - diluted (GAAP)	$0.66	$0.53	$1.94	$1.56
Weighted-average number of shares outstanding -diluted	41,585	40,570	41,290	40,624

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense
Net income (GAAP)	$27,410	$21,377	$79,988	$63,528
Add back: Stock option expense (*):
COGS - service	0	10	0	35
Selling, general and administrative expenses	4,392	2,492	13,243	8,851
Research and development expenses	331	107	753	249
Stock option expense included in operating expenses	4,723	2,599	13,996	9,100
Total stock option expense	4,723	2,609	13,996	9,135
Subtract:
Total tax effect on stock option expense	902	555	2,884	2,026
Net income (before share-based payment charge)	$31,231	$23,431	$91,100	$70,637
Net income per common share-diluted (before share-based payment charge)	$0.75	$0.58	$2.21	$1.74

We believe the inclusion of the above non-GAAP measure, excluding the effect of share-based payment charge, will be useful to investors because it will enhance the comparability of our results in recent periods to results in periods prior to our adoption of FAS 123(R). We also believe inclusion of this measure will enhance comparability of our results to results of our competitors, particularly those who did not adopt FAS 123(R) during one or more periods included in their public filings, and to the analysts’ forecasts because the analysts continue to forecast excluding the effect of share-based payment charge, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our performance to those of our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:
•	The exclusion of non-cash share-based payment charges can have a significant impact on reported GAAP net income and reported GAAP diluted net income per share.
•	Other companies may utilize non-cash share-based payments to a significantly greater or lesser degree in relation to overall compensation than MICROS.
•	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

news
Release Date: August 28, 2007	Contact: Peter J. Rogers, Jr.
SVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(unaudited)
	June 30,	June 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$242,702	$237,222
Short-term investments	86,950	0
Accounts receivable, net	180,203	141,159
Inventory, net	47,790	46,637
Deferred income taxes	16,683	16,649
Prepaid expenses and other current assets	27,650	15,485
Total current assets	601,978	457,152

Property, plant and equipment, net	27,955	23,794
Deferred income taxes, non-current	23,145	16,192
Goodwill	138,332	98,581
Intangible assets, net	14,509	10,427
Purchased and internally developed software costs, net	36,296	38,328
Other assets	4,541	3,383
Total assets	$846,756	$647,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$2,308	$2,134
Accounts payable	43,126	36,022
Accrued expenses and other current liabilities	116,327	84,897
Current portion of capital lease obligations	655	89
Income taxes payable	8,094	12,416
Deferred income taxes	160	227
Deferred service revenue	86,742	68,246
Total current liabilities	257,412	204,031

Capital lease obligations, net of current portion	260	424
Deferred income taxes, non-current	15,934	14,998
Other non-current liabilities	17,294	8,146
Total liabilities	290,900	227,599

Minority interests and minority ownership put arrangement	4,723	3,142
Commitments and contingencies

Shareholders’ equity:
Common stock	507	487
Capital in excess of par	149,089	100,723
Retained earnings	382,785	302,848
Accumulated other comprehensive income	18,752	13,058
Total shareholders’ equity	551,133	417,116

Total liabilities and shareholders’ equity	$846,756	$647,857